EXHIBIT 99.1

Cheryl Schneider, VP — Investor Relations
Jeff Myhre, VP — Editorial
212-564-4700

Tom Gibson — VP Media Relations
201-476-0322

Seven Penn Plaza	•	New York, NY 10001	•	212-564-4700	•	FAX 212-244-3075	•	www.plrinvest.com
LHC Group, Inc.
Barr Brown, CFO & Sr. Vice President
337-233-1307
FOR IMMEDIATE RELEASE
LHC GROUP APPOINTS BARRY E. STEWART SVP & CFO
LAFAYETTE, LA, May 23, 2006 — LHC Group, Inc. (NASDAQ: LHCG) announced today that it has appointed Barry E. Stewart as its new Senior Vice President and Chief Financial Officer, replacing Barr Brown. Mr. Stewart will begin employment with LHC Group on June 1, 2006.
Stewart, age 51, has extensive experience in the healthcare industry. He was most recently the CFO of Rotech Healthcare, a provider of home respiratory care and durable medical equipment and services to patients with breathing disorders. Prior to that, he was CFO at Evolved Digital Systems, a healthcare technology solutions company, and Vice President of Finance and Treasurer at Community Health Systems, an operator of general acute care hospitals in non-urban communities throughout the country.
Stewart earned a Bachelor’s Degree in Business Administration at Northeast Louisiana University and holds an MBA from the University of Houston. Additionally, he is a licensed CPA, as well as a Permanent Member of the Treasury Management Association. He is also a member of the American Institute of Certified Public Accountants, the Tennessee Society of Certified Public Accountants and the Texas Society of Certified Public Accountants.
Keith Myers, President and CEO, remarked, “We are very pleased that Barry is going to be joining us at LHC Group. It is important to us that our new CFO has an extensive background in healthcare with publicly traded companies and Barry brings those important credentials to LHC Group. Of equal importance, Barry has strong leadership and organizational skills and embodies the same values that all of us at LHC Group hold dear. He’ll be able to hit the ground running, and the timing of his arrival will give him and Barr a full month to work together to ensure a smooth and seamless transition.”
Stewart said, “I am very excited about joining LHC Group at this point in the development of the Company. The company has a solid growth strategy in place, and I am confident that I will be able to make significant contributions to the future success of LHC Group.”
In addition to the appointment of Stewart, the company announced that Barr Brown has agreed to remain with LHC Group as a part-time consultant.
Myers said, “I am glad that Barr will remain available to advise on financial matters as needed, and will be involved in our business development efforts, specifically in the area of identifying and pursuing strategic home health acquisitions. This part-time consulting arrangement will permit him to continue with his other business interests while allowing LHC Group to continue to benefit from his expertise and intimate knowledge of our Company.”
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About LHC Group, Inc.
LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission.
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